EXHIBIT 4.2

SECURED PROMISSORY NOTE

IMPACTFUL GROUP INC. and INDIEFLIX GROUP INC.

Secured 6% Promissory Note

Due: June 7, 2023

Dated: June 7, 2023	US$1,209,174

For value received, Impactful Group Inc., (the “Company”), and IndieFlix Group Inc. jointly and severally hereby promise to pay, on the tenth anniversary of this Note (the “Maturity Date”) to the order of Liquid Media Group Ltd., together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, an aggregate of up to US$1,209,174 (the “Principal Amount”), plus all accrued and unpaid interest thereon calculated in accordance with below Section 1.2. and Section 1.3.

All payments under or pursuant to this Note refer to and shall be made in U.S. Dollars in immediately available funds to the Holder at such place as the Holder may designate from time to time in writing to the Company.

ARTICLE I

Section 1.1 Consideration for the sale of IndieFlix Group Inc. This Note has been executed and delivered in consideration of the sale of the outstanding shares of common stock of IndieFlix Group Inc. from the Holder to the Company, with the Principal Amount hereof representing the Purchase Price, as defined on section 1.1 of the purchase agreement between the Holder and the Company dated concurrently herewith.

Section 1.2 Interest. The outstanding Principal Amount of this Note shall bear interest commencing six months from the issuance date of this Note (the “Issuance Date”) at a rate per annum (on the basis of a 365 day year and the actual number of days elapsed) equal to six percent (6%) per annum (the “Interest Rate”). All interest payable hereunder shall be payable in cash, quarterly, in arrears.

Section 1.3. Payment of Principal Amount. The Note shall be payable commencing 18 months from issuance, with 10% of the IndieFlix Group Inc. and/or the Company’s gross monthly revenues, payable as such gross revenue is received, to be applied to such payments, with all unpaid and outstanding Principal Amount, and any accrued and unpaid interest, due on the Maturity Date.

Section 1.4 Prepayment by Company. The Company may prepay all or any portion of the Principal Amount or any accrued interest at any time prior to the Maturity Date.

Section 1.5 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the Province of British Columbia, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.6 Transfer. This Note may be transferred or sold, subject to the provisions of Section 3.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

Section 1.7 Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

Section 1.8 Security. All proceeds payable to the Holder pursuant to this Note shall be shall be secured against such shares of common stock in Indieflix Group Inc. acquired by the Company from the Holder, pursuant to the Share Pledge Agreement attached and incorporated into this Agreement as Exhibit A and a general security agreement provided by the Company and Indieflix Group Inc. (the “GSA”) attached and incorporated into this Agreement as Exhibit B (the Share Pledge Agreement and the GSA together with this Note, are sometimes referred to herein as the "Transaction Documents").

ARTICLE II

EVENTS OF DEFAULT; REMEDIES

Section 2.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)                the Company and/or IndieFlix Group Inc. shall fail to make the payment of any amount of principal outstanding or accrued interest on the date such payment is demanded hereunder;

(b)                default shall be made in the performance or observance of (i) any material covenant, condition or agreement contained in this Note and such default is not fully cured within five (5) business days after the occurrence thereof or (ii) any material covenant, condition or agreement contained in any other Transaction Document which is not covered by any other provisions of this Section 2.1 and such default is not fully cured within five (5) business days after the occurrence thereof;

(c)                any material representation or warranty made by the Company and/or IndieFlix Group Inc. herein or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made;

(d)                the Company and/or IndieFlix Group Inc. shall (A) default in any payment of any amount or amounts of principal of or interest on any Indebtedness (other than the Indebtedness hereunder) the aggregate principal amount of which Indebtedness is in excess of $50,000 or (B) default in the observance or performance of any other agreement or condition relating to any Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(e)                the Company and/or IndieFlix Group Inc. shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the bankruptcy legislation (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under bankruptcy legislation (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

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(f)                 a proceeding or case shall be commenced in respect of the Company and/or IndieFlix Group Inc., without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under any applicable bankruptcy or insolvency legislation (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days;

(g)                the failure of the Company and/or IndieFlix Group Inc.to pay any amounts due to the Holder herein within three (3) business days of receipt of notice to the Company.

Section 2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company; or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, other Transaction Document or applicable law. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

ARTICLE III

MISCELLANEOUS

Section 3.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice to the Holder at least ten (10) days prior to the date on which the Company takes a record (x) with respect to any dividend or distribution upon the Common Stock, (y) with respect to any pro rata subscription offer to holders of Common Stock or (z) for determining rights to vote with respect to any material change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to the Holder at least ten (10) days prior to the date on which any material change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public.

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Section 3.2 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 3.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 3.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.5 Enforcement Expenses. The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

Section 3.6 Binding Effect. The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 3.7 Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Holder.

Section 3.8 No Agency. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and that the Holder shall not offer, sell or otherwise dispose of this Note.

Section 3.9 Consent to Jurisdiction. Each of the Company and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the State of Delaware for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 3.9 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Company and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

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Section 3.10 Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Company, IndieFlix Group Inc., the Holder and their respective successors and permitted assigns.

Section 3.11 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 3.12 Company Waivers. Except as otherwise specifically provided herein, the Company, IndieFlix Group Inc., and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a)       No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

[THIS PART LEFT INTENTIONALLY BLANK]

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(b)       THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

IMPACTFUL GROUP INC. By: /s/ Scilla Andreen Name: Scilla Andreen Title: Founder INDIEFLIX GROUP INC. By: /s/ Scilla Andreen Name: Scilla Andreen Title: CEO

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EXHIBIT A

SHARE PLEDGE AGREEMENT

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EXHBIT B

GENERAL SECURITY AGREEMENT

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